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EXHIBIT 10.61

                                 PROMISSORY NOTE
                                 ---------------

$679,193.00                                                       APRIL 18, 2002

FOR VALUE RECEIVED, SSP Solutions, Inc. promises to pay to the order of Control Break International Corp. (Holder), at 201 Eighth Street South, Suite 107, Naples, Florida 34102, or at such other place as Holder hereof may from time to time designate in writing, the principal sum of $679,193.00, plus interest on the principal balance thereof from time to time outstanding.

MATURITY DATE

The entire outstanding principal balance hereof and all accrued and unpaid interest hereon shall be due and payable in full on July 18, 2003, which date shall constitute the "Maturity Date" hereof.

INTEREST RATE

The annual rate of interest on the principal balance from time to time outstanding shall be at all times equal to six and seventy-five one-hundredths percent (6.75%) per annum. Interest hereon shall be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days.

PRINCIPAL AND INTEREST REPAYMENT SCHEDULE

Principal and interest payments shall be payable as follows:

     A.   On April 18, 2002, SSP shall pay to the Holder principal of $250,000.

     B. On July 18, 2003, SSP shall pay to the Holder principal of $429,193.00 and all accrued and unpaid interest.

OTHER TERMS

1.   This Note may be prepaid, in whole or in part, at any time without penalty.

2. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

     a. SSP shall fail to make any principal or interest payment, or any other payment, fee or expense for which SSP is obligated hereon, in full, when due;

     b.   SSP shall:

          i. fail to perform any obligation, covenant or agreement, whether now or hereafter created or arising, to Holder when due;

          ii. apply for or consent to the appointment of a receiver, trustee or liquidator of SSP, or any of SSP's property; admit in writing SSP's inability to pay SSP's debts as they mature; make a general assignment for the benefit of creditors; be adjudicated a bankrupt or insolvent; file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization; make an arrangement with creditors to take advantage of any bankruptcy, liquidation law or statute; file an answer admitting the material allegations of a petition filed against SSP in any proceeding



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               under any such law or if action shall be taken by SSP for the purposes of effecting any of the foregoing; or by any such proceeding suffer the entering of an order, judgment or decree appointing a receiver, trustee or liquidator of or for SSP or a substantial part of SSP's property;

          iii. All or any part of SSP's real or personal property becomes subject to levy, seizure, attachment or other judicial, quasi-judicial or self-help procedure.

3. In the Event of Default and in addition to Holder's right to exercise any right or remedy set forth in any agreement related to the indebtedness evidenced hereby, if any, or under applicable law, the entire principal balance hereof and all accrued and unpaid interest thereon shall at once become due and payable at the option of Holder without notice to SSP.

4.   SSP hereby:

     a. waives diligence, presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and to the extent permitted by applicable law, each and every other notice of any kind respecting this Note;

     b. agrees that the Holder hereof, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal or interest due hereon or with respect to any other person liable directly or indirectly for the obligations evidenced by this Note; and

     c. to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

5. No delay on the part of Holder or any other holder of this Note shall operate as a waiver of any right hereunder nor shall a single or partial exercise of a power or right hereunder preclude other or further exercise hereunder of that or any other power or right hereunder.

6. Whenever an Event of Default occurs, SSP agrees that SSP shall pay to Holder any expenses, costs and reasonable attorneys' fees, whether suit is brought or not, which Holder may incur in connection with the collection of any monies due under this Note or in connection with the enforcement of any right under this Note or under any other agreement related to this Note.

7. In the event any one or more provisions (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed to effect the purposes of this Note as if such invalid, illegal or unenforceable provision (or part of such provision) had never been contained herein and to that extent, the provisions of this Note are severable.

8. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9. This Note shall be governed and construed in accordance with the laws of the State of Florida applicable to promissory notes made and entirely to be performed therein without regard to any otherwise applicable principle of conflicts of laws.

10. Any suit to enforce this Note shall be brought in the federal or state courts for Collier County, Florida. SSP agrees and submits to the personal jurisdiction and venue of such courts. SSP agrees to accept service of process from these courts where such process is served. SSP hereby waives any claim that any such court is an inconvenient forum.

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11.  SSP HEREBY KNOWINGLY AND VOLUNTARILY WAIVES THE RIGHT TO TRIAL BY JURY IN
     ANY JUDICIAL PROCEEDING RELATED TO THIS NOTE.

Witness                                  SSP Solutions, Inc.
/s/ Jennifer Voda                          /s/ Thomas E. Schiff
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Print Name:
  /s/ Polly Hoskins
--------------------------

Print Name:

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